UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2022

ONCORUS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39575	47-3779757
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Hampshire Street Suite 401
Cambridge, Massachusetts		02139
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (857) 320-6400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	ONCR	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On January 25, 2022, Mitchell Finer, Ph.D. and Oncorus, Inc. (the “Company”) agreed that, effective as of such date, Dr. Finer will transition from his current role as Executive Chairman to non-executive Chairman of the Company's board of directors. In connection with this transition, Dr. Finer and the Company agreed to terminate the Employment Agreement dated as of August 8, 2018, as amended on each of November 14, 2018 and April 6, 2020, by and between Dr. Finer and the Company (the “Employment Agreement”). There were no disagreements between the Company and Dr. Finer giving rise to this transition or the decision to terminate the Employment Agreement. Following the termination of the Employment Agreement, Dr. Finer will be entitled to compensation for his role as Chairman of the board of directors in accordance with the Company's non-employee director compensation policy, as currently in effect. In addition, neither Dr. Finer's transition to non-executive Chairman nor the termination of the Employment Agreement will affect his outstanding equity awards with the Company, or otherwise be deemed an interruption of Dr. Finer's continuous service for the purpose of the awards previously granted to him under the Company's equity incentive plans.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ONCORUS, INC.

Date:	January 26, 2022	By:	/s/ John McCabe
John McCabe Chief Financial Officer